UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2009 (May 15, 2009)
ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 283-6500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On May 15, 2009, Abercrombie & Fitch Co. (the “Registrant”) issued a press release (the “Release”) reporting the Registrant’s unaudited financial results for the thirteen weeks (quarterly period) ended May 2, 2009. The unaudited financial results for the thirteen weeks ended May 2, 2009 do not include a non-cash impairment charge, that is currently being determined and is to be recorded in respect of the first quarter, associated with a strategic review of the Ruehl business as further described in the Release furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The impairment charge will be reflected in the condensed consolidated financial statements filed with Abercrombie & Fitch Co.’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009.
The Registrant also made available in conjunction with the Release additional unaudited quarterly financial information as of and for the quarterly period ended May 2, 2009 and as of the end of and for each of the quarterly periods in the fiscal years ended January 31, 2009, February 2, 2008 and February 3, 2007. As noted therein, the additional quarterly financial information does not include a non-cash impairment charge, as described in the preceding paragraph and in the Release. The additional quarterly financial information is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The Registrant’s management conducted a conference call on May 15, 2009, at approximately 8:30 a.m., Eastern Time, to review the Registrant’s financial results for the thirteen weeks ended May 2, 2009. A copy of the transcript of the conference call is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.06. Material Impairments.
In the Release issued on May 15, 2009, the Registrant announced that it is conducting a strategic review of its Ruehl operation, the outcome of which has not been determined at this time. However, based on this review and on the requirements of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Registrant has determined that it is appropriate to record a non-cash impairment charge for the fiscal quarter ended May 2, 2009. The amount of this charge is in the process of being determined and is not reflected in the unaudited financial results and unaudited additional quarterly information for the fiscal quarter ended May 2, 2009 furnished in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, but will be reflected in the condensed consolidated financial statements included in the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009 to be filed with the Securities and Exchange Commission on or before June 11, 2009. The maximum amount of the charge is approximately $55 million before taxes, representing the current net book value of long-lived assets associated with Ruehl operations. The Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009 will reflect the required reduction in property and equipment and other assets and the related non-cash impairment charge, which will increase stores and distribution expense, marketing, general and administrative expense, operating loss, income tax benefit, net loss and net loss per basic and diluted share. In addition to the impairment charge, the outcome of the Ruehl strategic review may result in additional charges in future periods, which could be material.

Item 8.01. Other Events.
In the Release, the Registrant also announced that the Board of Directors of the Registrant had declared a quarterly cash dividend of $0.175 per share in respect of the Registrant’s Class A Common Stock. The dividend was declared on May 15, 2009 and is payable on June 16, 2009 to stockholders of record at the close of business on May 29, 2009.
Item 9.01. Financial Statements and Exhibits.
(a) through (c) Not applicable
(d) Exhibits:
The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Abercrombie & Fitch Co. on May 15, 2009

99.2	Additional Unaudited Quarterly Financial Information made available by Abercrombie & Fitch Co. in conjunction with Press Release on May 15, 2009

99.3	Transcript of conference call held by management of Abercrombie & Fitch Co. on May 15, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: May 18, 2009	By:	/s/ Jonathan E. Ramsden
Jonathan E. Ramsden
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated May 18, 2009
Abercrombie & Fitch Co.

Exhibit No.	Description

99.1	Press Release issued by Abercrombie & Fitch Co. on May 15, 2009

99.2	Additional Unaudited Quarterly Financial Information made available by Abercrombie & Fitch Co. in conjunction with Press Release on May 15, 2009

99.3	Transcript of conference call held by management of Abercrombie & Fitch Co. on May 15, 2009